UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2019

CEMTREX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37464	30-0399914
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

30-30 47th Avenue.
Long Island City, NY	11101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 756-9116

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

CURRENT REPORT ON FORM 8-K

Cemtrex, Inc.

March 25, 2019

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 22, 2019, Renato Dela Rama notified the Company that effective immediately he has resigned as Vice President, of Finance (“VPF”) and Principal Accounting Officer (“PAO”) of Cemtrex, Inc. due to health reasons.

Upon the effectiveness of Mr. Dela Rama’s resignation, Aron Govil, the Company’s Executive Director has been appointed Interim Chief Financial Officer (“ICFO”) and Principal Accounting Officer (“PAO”). Aron Govil has been with the Company since December 2004. In June 2014, Mr. Govil resigned as Chairman of the Company. Mr. Govil is also President of Ducon Technologies Inc., a privately held company engaged in engineering and construction business since 1996. Aron Govil is also the Chairman & CEO of Ducon Infratechnologies Ltd., a company listed on the National Stock exchange of India. Mr. Govil has started, developed and sold several companies since 1985 in the environmental, energy, technology, and entertainment fields. Mr. Govil has extensive and diversified experience in mergers & acquisitions, IPOs, enterprise creation, and bank financings. Mr. Govil holds a B.E. degree in Chemical Engineering and M.B.A. in Finance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEMTREX, INC.

Date: March 25, 2019	By:	/s/ Saagar Govil
Saagar Govil
Chairman, President and Chief Executive Officer